Exhibit 8.1

SUBSIDIARIES OF BUNGE LIMITED*

COUNTRY OF INCORPORATION/ COMPANY NAME

ARGENTINA

Terminal Bahia Blanca S.A.

Bunge Argentina S.A.

Terminal 6 S.A.

Terminal 6 Industrial S.A.

Guide S.A.

Fertimport S.A.

La Plata Cereal S.A.

AUSTRALIA

Bunge Global Markets Australia Pty. Ltd.

AUSTRIA

Novaol Austria

Cereol Beteiligungs G.m.b.H.

Bunge Austria G.m.m.H.

BARBADOS

Bunge Export Sales (Barbados) Corporation

BELGIUM

Afrique Initiatives

BERMUDA

Ceval Holdings Ltd.

COUNTRY OF INCORPORATION/ COMPANY NAME

Brunello Ltd.

Greenleaf Ltd.

Bunge Finance Ltd.

Serrana Holdings Ltd.

Bunge Global Markets Ltd.

Bunge First Capital Ltd.

Fertimport International Ltd.

BRAZIL

Fosbrasil S.A.

Serrana Logística Ltda.

Amoniasul Servicos de Refrigeraçao Industrial Ltda.

Bunge Fertilizantes S.A.

Fertilizantes Ouro Verde S.A.

Fertilizantes Fosfatados S.A. — Fosfertil

Ultrafertil S.A.

Fertifos Administracao e Participacao S.A.

Macra Administração e Servicos Ltda.

Agrisat Soluçoẽs Integrada Ltda.

IFC Industria de Fertilizantes de Cubatão S.A.

Cajati Participacoes Ltda.

Bunge Alimentos S.A.

Bunge Armazens Gerais Ltda.

Ceval Centro Oeste S.A.

Terminal de Graneis do Guaruja S.A.

Terminal Maritimo do Guaruja S.A. — TERMAG

IFC — Indústria de Fosfatados Catarinense Ltda.

CONNAN — Companhia Nacional de Nutrição Animal

COUNTRY OF INCORPORATION/ COMPANY NAME

Bunge Investimentos & Consultoria Ltda.

Bunge Brasil S.A.

Cereol Do Brasil

MBB Comercio e Servicos Ltda.

Serra do Lopo Empreendimentos e Participacoes S.A.

Fertimport S.A.

BULGARIA

Cereol Bulgaria EOOD

Kaliakra A.D.

MK Olivia A.D.

CANADA

Bunge of Canada Ltd.

Central Soya of Canada Ltd.

CF Edible Oils Inc.

CanAmera Foods

CF Oils Investments Inc.

Leblanc & Lafrance Inc.

Neptune Bulk Terminals (Canada) Ltd.

CAYMAN ISLANDS

Bunge Fertilizantes Internat. Ltd.

Santista International Ltd.

Santista Export Limited

Ceval Export Securitization Ltd.

Ceval International Ltd.

Bunge Trade Limited

COUNTRY OF INCORPORATION/ COMPANY NAME

CHINA

Bunge International Trading (Shanghai) Co., Ltd.

DOMINICAN REPUBLIC

Bunge Caribe, S.A.

FRANCE

Bunge France S.A.S.

Bunge Participations S.A.S.

Bunge Holdings France S.A.S.

Bunge Investments France S.A.S.

Bunge S.A.S.

Novaol France S.A.S.

Cereplus

Saipol

GERMANY

Bunge Deutschland G.m.b.H.

Bunge Handelsgesellshaft G.m.b.H.

Natur Energie West G.m.b.H.

HUNGARY

Bunge RT

Cereol Befektetesi Kft.

Bunge Hungary

INDIA

Geepee Ceval Proteins & Inv. Ltd.

COUNTRY OF INCORPORATION/ COMPANY NAME

Bunge Agribusiness India Private Limited

IRELAND

Eribins Ltd.

ITALY

Bunge Global Markets S.p.A.

Cereol Italia S.p.A.

Confini S.R.L.

Escercizio Raccordi Ferroviari S.p.A.

Novaol S.R.L.

LATVIA

Dan Store

LUXEMBOURG

Bunge Europe S.A.

MAURITIUS

Bunge Mauritius Ltd.

International Produce Ltd.

MEXICO

Controladora Bunge, S.A. de C.V.

Agroproductos Bunge, S.A. de C.V.

Bunge Foods de Mexico, S.A. de C.V.

Harinera La Espiga, S.A. de C.V.

Inmobiliaria A. Gil, S.A.

COUNTRY OF INCORPORATION/ COMPANY NAME

Inmobiliaria Gilsa, S.A.

Servicios Bunge, S.A. de C.V.

Molinos Bunge, S.A. de C.V.

Bunge Comercial, S.A. de C.V.

THE NETHERLANDS

Koninklijke Bunge B.V.

Bunge Cooperatief U.A.

Bunge Trade Services B.V.

Bunge Brasil Holdings B.V.

Bunge BIC Holdings B.V.

Bunge Finance Europe B.V.

Bunge Holdings (Holland) B.V.

Central Soya Investments B.V.

Cereol Holding B.V.

Polska Oil Investments B.V.

POLAND

Z. T. Kruszwica S.p.

EWICO S.z.o.o.

PORTUGAL

Bunge Iberica Portugal, S.A.

ROMANIA

SC Unirea S.A.

Cereol Romania S.R.L.

Muntenia S.A.

Interoil S.A.

COUNTRY OF INCORPORATION/ COMPANY NAME

RUSSIA

LLC Bunge CIS

SOUTHEAST ASIA

Bunge Agribusiness Singapore Pte. Ltd.

PT Bunge Agribusiness Indonesia

Bunge Agribusiness (M) Sdn. Bhd.

Bunge (Thailand) Ltd.

Bunge Agribusiness Philippines Inc.

Grains and Industrial Products Trading Pte. Ltd.

SPAIN

Bunge Iberica S.A.

Moyresa Molturacion Y Refino S.A.

Esdecasa

Incomisa

Ergansa

Bunge Investment Iberica S.L.

Moyresa Girasol S.L.

SWITZERLAND

Bunge S.A.

Oleina Holding S.A.

Cereol International Suisse S.A.

Oleina S.A.

Cereol Softseeds S.A.

BU.AR Holding S.A.

COUNTRY OF INCORPORATION/ COMPANY NAME

TURKEY

Bunge Gida Ticaret A.S.

UKRAINE

Suntrade S.E.

Fisaki Silo

DOEP

CJS Dolynsky Elevator

Oleina Distributors

UNITED KINGDOM

Bunge Corporation Ltd.

Bunge UK Limited

UNITED STATES OF AMERICA

AGRI — Bunge, LLC

Bunge North America (East), L.L.C.

Bunge North America Foundation

Sabina Bunge, L.L.C.

Bunge Proteins, L.L.C.

Bunge North America, Inc.

Bunge Milling, Inc.

Nutrition Unlimited, Inc.

The Crete Mills, Inc.

Lauhoff Finance Corporation

Bunge Foods Corporation

Richardson & Holland Corporation

Basic Foods, Inc.

COUNTRY OF INCORPORATION/ COMPANY NAME

Bunge North America (OPD West), Inc.

Bunge Mexico Holdings, Inc.

Bunge Foods Corporation (California)

Bunge Foods Processing, L.L.C.

Bunge Foods Mix, L.L.C.

Bunge North America Capital, Inc.

Bunge Mextrade, L.L.C.

Delphos Terminal Company, Inc.

CSY Holdings, Inc.

CSY Agri-Finance, Inc.

Universal Financial Services, L.P.

Batavia Leasing Co.

Produce Grain, Inc.

International Produce, Inc.

Bunge N.A. Holdings, Inc.

Bunge Global Markets, Inc.

Bunge Finance North America, Inc.

Bunge Management Services Inc.

Bunge Funding, Inc.

Bunge Asset Funding Corp.

Bunge Limited Finance Corp.

Solae Holdings LLC

URUGUAY

Bunge Uruguay S.A.

Dinelsur Corporation S.A.

*   The preceding list may omit the names of certain subsidiaries that, as of December 31, 2003, would not be deemed "significant subsidiaries" as defined in Rule 1-02(w) of Regulation S-X.